Exhibit 10.5.1
FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT
     This First Amendment to the Employment Agreement (“Amendment”) is made effective December 31, 2007, by and between DSW Inc., an Ohio corporation (the “Company”), and Kevin M. Lonergan (the “Executive”);
     WHEREAS, the Company and the Executive are parties to that certain Employment Agreement effective December 1, 2005 (the “Employment Agreement”);
     WHEREAS, the Company and the Executive have agreed to amend certain provisions of the Employment Agreement;
     NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained, and intending to be legally bound hereby, agree as follows:
1. Section 2.01 of the Employment Agreement is hereby amended by replacing “position to be held by Peter Horvath (title not yet known) (hereinafter referred to as “Horvath Position”)” in the first sentence with the following: “President”.
2. Section 2.01 of the Employment Agreement is hereby amended by replacing “Horvath Position” in the second sentence with the following: “President”.
3. Section 2.01 of the Employment Agreement is hereby amended by deleting the third sentence in its entirety.
4. Section 3.01 of the Employment Agreement is hereby amended by replacing “$500,000” in the first sentence with the following: “$537,500”.
5. Section 3.05 of the Employment Agreement is hereby amended by replacing “Horvath Position” with the following: “President”.
6. Section 3.06 of the Employment Agreement is hereby amended by inserting the following sentence after the last sentence: “Reimbursement of expenses in one year will not affect the amount of expenses that may be reimbursed in a later year.”.
7. Section 3.08 of the Employment Agreement is hereby amended by deleting Section 3.08 in its entirety.
8. Section 3.09 of the Employment Agreement is hereby amended by replacing “3.09” with the following: “3.08”.
9. Section 4.01[3][b][ii] of the Employment Agreement is hereby amended by replacing “Horvath Position” with the following: “President”.

10. Section 4.02[2] of the Employment Agreement is hereby amended by replacing “Vice President” in the last sentence with the following: “Senior Vice President”.
11. Section 4.06[2] of the Employment Agreement is hereby amended by replacing “Executive Vice President” in the last sentence with the following: “Senior Vice President”.
12. Section 4.06[3] of the Employment Agreement is hereby amended by replacing “Executive Vice President” in the last sentence with the following: “Senior Vice President”.
13. Section 4.09 of the Employment Agreement is hereby amended by replacing “Horvath Position” with the following: “President”.
14. Section 5.01 of the Employment Agreement is hereby amended by replacing subsection [1] in its entirety with the following: “[1] Method of Payment. If the amount of any installment payments is or becomes less than or equal to the applicable dollar amount under Section 402(g)(1)(B) of the Internal Revenue Code of 1986, the Company may elect to pay such remaining installments as a lump sum.”.
15. Section 5.06 of the Employment Agreement is hereby amended by inserting in the second sentence following the clause “Section 5.04[6]” and immediately before the “,” the following: “and Section 10.09”.
16. Section 5.06 of the Employment Agreement is hereby amended by replacing subsection [1][b] with the following: “[b] If termination occurs on or after January, 2008 fiscal year end: For 12 months beginning on the date of Involuntary Termination Without Cause, the Company will continue to pay the Executive’s Base Salary at the rate in effect on the effective date of Involuntary Termination Without Cause. If such amount exceeds two times the annual compensation limit prescribed by Section 401(a)(17) of the Internal Revenue Code of 1986 (the “Involuntary Termination Limit”), then the Company will pay the severance obligation described in this Section 5.06[1] in two payment streams. The first payment stream will be equal to the Involuntary Termination Limit, and the Company will pay this amount in 12 monthly installments beginning on the date of Involuntary Termination Without Cause. The amount of the second payment stream will equal the amount in excess of the Involuntary Termination Limit. The Company will pay this amount in six monthly installments beginning on the date that is six months after the date of the Executive’s Involuntary Termination Without Cause.”.
17. Section 6.01 of the Employment Agreement is hereby amended by replacing “Vice President” in the last sentence with the following: “Senior Vice President”.
18. The Employment Agreement is hereby amended by deleting Section 10.05 in its entirety.
19. Section 10.06 of the Employment Agreement is hereby amended by replacing “10.06” with the following: “10.05”.
20. Section 10.07 of the Employment Agreement is hereby amended by replacing “10.07” with the following: “10.06”.

21. Section 10.08 of the Employment Agreement is hereby amended by replacing “10.08” with the following: “10.07”.
22. Section 10.09 of the Employment Agreement is hereby amended by replacing “10.09” with the following: “10.08”.
23. The Employment Agreement is hereby amended by inserting immediately after Section 10.08 the following: “10.09 IRC Section 409A Compliance. The parties will administer this Agreement in a good faith attempt to avoid imposition on Executive of penalties under Section 409A of the Internal Revenue Code of 1986 and the guidance promulgated thereunder. If Executive is a “specified employee” as defined under Section 409A, and to the extent any payments under this Agreement are otherwise payable in the period beginning with the termination date and ending six months after the termination date and would subject Executive to penalties under Section 409A, such payments will be delayed, aggregated, and paid as soon as practicable after the date that is six months after the date of termination.”.
24. Except as specifically amended by the provisions of this Amendment, all terms of the Employment Agreement are unmodified and remain in full force and effect.
IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name and on its behalf, all as of the day and year first above written.

/s/ Kevin M. Lonergan	By:	/s/ Kathleen C. Maurer
KEVIN M. LONERGAN		Kathleen C. Maurer
Execution Date:		DSW Inc.
Execution Date: